                                                                    EXHIBIT 10.7



                        RESTATED SYSTEM CHARGE AGREEMENT

         This Restated System Charge Agreement (the "Agreement") is entered into as of September 12, 1995, between Orbital Communications Corporation, a Delaware corporation ("ORBCOMM"), and ORBCOMM USA, L.P., a Delaware limited partnership (the "Operator") and restates the System Charge and Marketing (U.S.) Agreement dated as of June 30, 1993, as amended by Amendment No. 1 thereto dated as of June 30, 1994, and Amendment 2 thereto dated as of September 12, 1995.


                                   WITNESSETH

         WHEREAS, Orbital Sciences Corporation, a Delaware corporation (Orbital"), ORBCOMM, Teleglobe Inc., a Canadian corporation ("Teleglobe"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), the Operator, ORBCOMM Global Partners, L.P., a Delaware limited partnership, and ORBCOMM International Partners, L.P., a Delaware limited partnership, have entered into agreements for the development, construction, operation and marketing of a global digital satellite communications system (the "ORBCOMM System") of low-Earth orbit satellites intended to provide two-way data and message communications and position determination services throughout the world (the "ORBCOMM Services");

         WHEREAS, the development, construction and operation of the ORBCOMM System is planned to occur in two phases: an initial phase consisting of two satellites (the "Phase lA System"), and a second phase consisting of a total of up to an additional 34 satellites;

         WHEREAS, on March 13, 1992 and May 28, 1993, ORBCOMM received from the FCC (as such term is hereinafter defined) experimental licenses (as renewed and modified from time to time, the "FCC Experimental Licenses") to develop, construct and operate the Phase lA System and to market communications services to up to 1,000 subscribers in the United States;

         WHEREAS, ORBCOMM and the Operator wish to enter into this Agreement setting forth ORBCOMM's and the Operator's responsibilities regarding use of the ORBCOMM System; and

         WHEREAS, ORBCOMM desires to contract with the Operator for the marketing by the Operator of ORBCOMM Services in the United States (as such term is hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing premises, the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ORBCOMM and the Operator hereby agree as follows.

         1. Definitions. Capitalized terms shall have the meanings ascribed thereto in Appendix C to the Master Agreement dated as of June 30, 1993 among Orbital, ORBCOMM, Teleglobe and Teleglobe Mobile, as amended and restated from time to time, which Appendix is incorporated herein by reference.

         2. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue until June 30, 2013. Except as otherwise expressly provided in this Agreement, the Operator shall not terminate, nor have any right to terminate, this Agreement, and the Operator's obligation to remit or pay the Output Capacity Charge (as such term is hereinafter defined) and perform its other obligations hereunder shall be absolute and unconditional and not subject to abatement, suspension or permanent reduction.

         3.  Exclusive Use of U.S. System Capacity.

                 (a) Subject to the terms and conditions of this Agreement, ORBCOMM hereby grants to the Operator the exclusive right in the United States to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the System Assets located in the United States for the duration of this Agreement; provided that the Operator is hereby authorized to grant to ORBCOMM International use of the United States Network Ground Segment for purposes of operating the ORBCOMM System in Canada, Mexico and any other country proximate to the United States as may be agreed to by the Operator. Except as otherwise provided herein, ORBCOMM shall retain all rights in and to, and the Operator shall not have any rights to, the ORBCOMM System output capacity.

                 (b) ORBCOMM represents and warrants that the FCC Experimental Licenses do not prohibit ORBCOMM from making and ORBCOMM has all material licenses, consents, approvals and authorizations presently required and the corporate power to make the exclusive grant provided in Section 3(a).

                 (c) Notwithstanding the foregoing, ORBCOMM, as holder of the FCC Experimental Licenses and of all FCC licenses relating to the ORBCOMM System, hereby retains and will retain upon receipt thereof full authority to control the ORBCOMM System and require the Operator to comply with all FCC requirements set forth in such licenses.

         4.  Output Capacity Charge.

         4.1. Calculation of Output Capacity Charge. In consideration of the grant to the Operator of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the United States, the Operator hereby agrees as follows:

                 Within thirty (30) days of the end of each calendar quarter, the Operator shall (i) notify ORBCOMM Global of the Total Aggregate Revenues invoiced by the Operator during such calendar quarter and
         (ii) remit to ORBCOMM twenty-three percent (23%) of the Total Aggregate Revenues invoiced by the Operator in such calendar quarter (the "Output Capacity Charge"). For purposes of this Agreement, "Total Aggregate Revenues" shall mean the total aggregate revenues invoiced by the Operator to its Subscribers, Resellers and Licensees in connection with the operation, marketing and use of the ORBCOMM System in such calendar quarter; provided that revenues invoiced by the Operator in connection with the sale of network control centers, gateway earth stations and subscriber communicators shall be excluded from the calculation of total aggregate





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
         revenues. The Operator shall have the sole discretion to set the fees to be paid by its Subscribers, Resellers and Licensees for use of the ORBCOMM System.

         4.2 Payment Terms. The Operator shall remit all Output Capacity Charges in lawful money of the United States pursuant to written instructions to the Operator furnished by ORBCOMM. Payment of the Output Capacity Charge shall be deemed to have been made on the date received in full in collectable funds. If any date on which a payment of the Output Capacity Charge becomes due and payable is not a business day in the State of New York, the Output Capacity Charge payment otherwise due and payable on such date shall be due and payable on the next succeeding business day.

         5. System Operation. The Operator's exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the United States shall be subject to the following terms, conditions and covenants:

         5.1. Lawful Operations; Use. The Operator shall not use or operate the ORBCOMM System or any System Asset in violation of any governmental law, rule or regulation applicable to the ORBCOMM System, any System Asset, ORBCOMM, ORBCOMM Global or the Operator, except for such violations as would not (a) have a material adverse effect on the Operator's financial condition or its ability to continue to have the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the United States or use any of the System Assets in the manner contemplated hereby or (b) result in (i) the imposition of any civil or criminal fines, penalties or other sanctions against ORBCOMM, ORBCOMM Global, the ORBCOMM System or any System Asset or (ii) loss of any governmental license or permit relating to the ORBCOMM System, and except for such violations as are being contested in good faith and by appropriate proceedings and the existence of which during the pendency of such proceedings does not (a) result in the seizure, impoundment, confiscation, condemnation, sale, forfeiture or loss of any System Asset or any right, title or interest of ORBCOMM, ORBCOMM Global or the Operator therein or (b) subject ORBCOMM or ORBCOMM Global to any criminal or civil liability.

         In the event that any such applicable governmental law, rule or regulation requires any modification to the ORBCOMM System or any System Asset, the Operator shall cooperate with ORBCOMM and ORBCOMM Global in their efforts to make such modifications. The Operator shall use the ORBCOMM System solely in the provision of ORBCOMM Services, and shall not use or permit the use of the ORBCOMM System or any System Asset for any purpose for which the ORBCOMM System or such System Asset is not reasonably suitable. The Operator agrees to use all commercially reasonable efforts to ensure that each of its Subscribers, Resellers and Licensees agrees to comply in all material respects with the substance of the foregoing requirements.

         5.2. Mortgages, Liens, etc. The Operator shall not directly or indirectly create, incur, assume or suffer to exist any Lien securing any obligation of the Operator on or with respect to the ORBCOMM System, any System Asset, any part thereof, title thereto or any interest therein. The Operator shall promptly and in any event within twenty (20) days, at its own expense, take such action as may be necessary to duly discharge any such Lien (or cause the Lien on the ORBCOMM





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
System or any System Asset to be released by posting an adequate bond) if the same shall arise at any time with respect to the ORBCOMM System or any System Asset.

         5.3. Waiver of Liability. (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ORBCOMM HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND THE OPERATOR HEREBY WAIVES ALL RIGHTS AGAINST ORBCOMM RELATING TO, ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, ARISING (i) FROM MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (ii) FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (iii) IN TORT (WHETHER OR NOT ARISING FROM THE ACTUAL IMPLIED OR IMPUTED NEGLIGENCE OF ORBCOMM OR STRICT LIABILITY). The provisions of this Section have been negotiated by ORBCOMM and the Operator and are intended to be a complete exclusion and negation of any representations or warranties of other Persons, express or implied, written or oral, with respect to the ORBCOMM System or any System Asset that may arise pursuant to any applicable governmental law, rule or regulation.

                 (b) The Operator agrees to ensure that each of its Subscribers, Resellers and Licensees agrees to a waiver of liability substantially similar to that in Section 5.3(a) hereof.

         6.  Marketing Services.

         6.1. Performance of Marketing Services. In accordance with the terms and conditions set forth herein, the Operator shall (a) furnish the management, labor, facilities and materials necessary to perform the services set forth in Appendix A (the "Marketing Services") and (b) use all commercially reasonable efforts to perform the Marketing Services, provided, that the Operator does not guaranty or warrant the development of a market for ORBCOMM Services in the United States. The Marketing Services shall be provided principally at the Operator's headquarters in Dulles, Virginia.

         6.2. Consideration for Marketing Services. In consideration of the performance by the Operator of the Marketing Services, the Operator shall be reimbursed for, and ORBCOMM shall pay to the Operator, all cash expenditures and all other non-cash costs and expenses (including all applicable taxes and other governmental charges but excluding all depreciation and amortization expense for goods delivered to ORBCOMM pursuant to this Agreement) incurred by the Operator in the provision of the Marketing Services. To the extent the Operator is reimbursed by ORBCOMM for any cash expenditures made by the Operator to acquire tangible assets (other than subscriber terminals, which shall be placed in inventory) to be used in the performance by the Operator of the Marketing Services, title to such property shall pass from the Operator to ORBCOMM.

         6.3. Payment Terms. (a) ORBCOMM shall pay to the Operator the amounts specified in Section 6.2 on a monthly basis. By the fifteenth business day of each calendar month, the Operator shall submit to ORBCOMM an invoice that sets forth the cash expenditures and all other non-cash





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
costs and expenses incurred by the Operator in the performance of its obligations under this Section 6 during the preceding calendar month. Invoices shall be submitted to ORBCOMM, and copies thereof shall be submitted to Orbital Sciences Corporation and Teleglobe Inc., at their addresses specified in
Section 12.7.

                 (b) ORBCOMM shall pay such invoices in lawful money of the United States within five (5) business days of receipt thereof pursuant to written payment instructions to ORBCOMM furnished by the Operator.

         6.4. Term of Marketing Services. The Operator shall perform the Marketing Services from the date hereof until the earlier of the expiration of the Teleglobe Mobile Option Period and the exercise by Teleglobe Mobile of the Teleglobe Mobile Option.

         7.  Information and Inspection.

         7.1. System Information. Consistent with applicable governmental laws, rules and regulations, including the International Traffic in Arms Regulations, during the term of this Agreement, ORBCOMM shall furnish to the Operator such additional information concerning the location, condition, use and operation of the System Assets as the Operator may reasonably request, and ORBCOMM shall permit the Operator or any Person designated by the Operator in writing, at the Operator's expense, to inspect each System Asset, and its condition, use, and operation and the books, information and other data, maintained in connection therewith, and to visit and inspect the System Assets and to discuss the affairs, finances and accounts of ORBCOMM with the principal officers of ORBCOMM, all at such reasonable times during normal business hours upon five (5) days prior written notice and as often as the Operator may reasonably request.

         7.2. Financial Information. The Operator shall maintain its books in accordance with generally accepted accounting principles in the United States. The Operator shall maintain and furnish to ORBCOMM upon written request all records, agreements, documents, invoices and other financial information and data relating (a) directly or indirectly to the amount of the Output Capacity Charge remitted to ORBCOMM pursuant to Section 4.1 and (b) the performance by the Operator of the Marketing Services. For purposes of determining compliance by the Operator with the terms of this Agreement, all such books and documentation shall be available for inspection all at such reasonable times during normal business hours upon five (5) days prior written notice and as often as ORBCOMM may reasonably request.

         8.  Indemnification.

         8.1. General Indemnification. ORBCOMM and the Operator (each an "Indemnifying Party") shall indemnify, defend and hold harmless each other and their respective successors and assigns (the "Indemnitees") against any liability, damage, loss, or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon them or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any breach of the Indemnifying Party's obligations under this Agreement. Indemnitees agree to notify the Indemnifying Party promptly of any claims by third parties of which they become aware. The





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
Indemnifying Party shall have the right and the obligation to defend and to settle such claims; provided, however, that any such settlements shall not impose any obligations or restrictions on the Indemnitees without their consent, which consent shall not be unreasonably withheld.

         8.2.  Indemnification of Operator Against Patent Infringement.
ORBCOMM shall defend, indemnify and hold harmless the Operator and its respective successors and assigns from and against any claim with respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items ORBCOMM has authorized the Operator to use under this Agreement but only to the same extent as the indemnification received by ORBCOMM from ORBCOMM Global, if any, under Section 2.5 of the ORBCOMM System Construction Agreement.

         9. Events of Default. Each of the following events shall constitute an event of default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body) and shall entitle ORBCOMM to terminate this Agreement with respect to the Operator:

         9.1. Performance Defaults. The Operator shall fail to comply with any of its covenants or agreements contained herein and such failure shall exist for sixty (60) days; or

         9.2. Bankruptcy of Operator. A Bankruptcy involving the Operator shall occur.

         10. Recordation and Further Assurances. Upon written request by ORBCOMM, the Operator shall, at its own expense, execute, deliver, file and record any statement, notice or agreement and take any other action that ORBCOMM deems to be necessary, appropriate or desirable to evidence its interest in the ORBCOMM System or any System Assets.

         11.  Use of Trademarks, Etc.

                 (a) ORBCOMM hereby grants to the Operator a non-exclusive license, and authorizes the Operator to grant to each of its Subscribers, Resellers and Licensees a non-exclusive license, to use all service marks, trademarks and trade names of ORBCOMM relating to the ORBCOMM System, including without limitation the ORBCOMM name, in the course of the Operator's or its Subscriber's, Reseller's and Licensee's business, for advertising, promotional or sales literature, or any other form of publicity for the duration of this Agreement.
         The Operator agrees and shall use all commercially reasonable efforts to require its Subscribers, Resellers and Licensees to agree (i) to use such service marks, trademarks and trade names in its advertising, promotional and sales materials that refer to ORBCOMM or to the ORBCOMM System or any aspect thereof and to ensure that such use conforms to ORBCOMM's written requirements set forth in the ORBCOMM Identity Manual for display of such logos, service marks and trademarks, including registry and trademark symbols and (ii) to obtain the prior written consent of ORBCOMM for such advertising, promotional or sales material, which approval shall not be unreasonably withheld, provided that if the Operator or such Subscriber, Reseller or Licensee complies





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
         with the terms of the ORBCOMM Identity Manual or any replacement document thereto, the advance written approval of ORBCOMM shall not be required.

                 (b) ORBCOMM represents and warrants to the Operator that it has the authority to make the grant specified in Section 11(a).

         12.  Miscellaneous.

         12.1. Dispute Resolution. Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement shall be resolved in accordance with Section 13.4 of the Master Agreement.

         12.2. Force Majeure. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 12.1 hereof.

         12.3. Separability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof, or affecting the validity or enforceability of such provision in any other jurisdiction.

         12.4. Specific Enforcement. Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

         12.5. Entire Agreement. This Agreement (including the Appendix hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written and oral agreement or understanding relating to the subject matter hereof.

         12.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         12.7. Notices. All notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent by telecopy or delivered in person addressed as follows:





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                 (a)   If to the Operator, to it at:

                       21700 Atlantic Boulevard
                       Dulles, Virginia 20166
                       Telecopy: (703) 406-3508
                       Attention:   President

                 with copies to:

                       Orbital Sciences Corporation
                       21700 Atlantic Boulevard
                       Dulles, Virginia 20166
                       Telecopy: (703) 406-3509
                       Attention:       Executive Vice President and
                                        General Manager/Communications and
                                        Information Systems Group

                       Teleglobe Mobile Partners
                       c/o Teleglobe Inc.
                       1000, rue de la Gauchetiere ouest
                       Montreal, Quebec
                       Canada H3B 4X5
                       Telecopy: (514) 868-8153
                       Attention:   Executive Vice President, Corporate
                                    Development and Corporate Secretary

                 (b)   If to ORBCOMM, to it at:
                       21700 Atlantic Boulevard
                       Dulles, Virginia 20166
                       Telecopy (703) 406-3508
                       Attention:   President

or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier or (iii) if given by any other means, when received at the address specified in this Section.

         12.8. Amendment; Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by all the parties hereto.

         12.9. Successors and Assigns This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement





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nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other parties.

         12.10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         12.11. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the day and year first above written.

ORBITAL COMMUNICATIONS                     ORBCOMM USA, L.P.
CORPORATION                                By:     Orbital Communications
                                                   Corporation, General Partner


By:    /s/ ALAN L. PARKER                  By:   /s/ ALAN L. PARKER
    --------------------------------           ---------------------------------
    Name:      Alan L. Parker                  Name:  Alan L. Parker
    Title:     President                       Title:  President


                                           By:     Teleglobe Mobile Partners,
                                                   General Partner

                                           By:     Teleglobe Mobile Investment
                                                   Inc., its Managing Partner


                                           By:  /s/ GUTHRIE J. STEWART
                                              ----------------------------------
                                              Name:  Guthrie J. Stewart
                                              Title:  Chairman of the Board
                                                       and Chief Executive Officer





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
                                   APPENDIX A
                               STATEMENT OF WORK

A.  UNITED STATES MARKETING

         The Operator shall use all commercially reasonable efforts to develop a market for ORBCOMM Services in the United States and shall furnish the management, labor, facilities and materials required for the performance of the following marketing services:

ITEM 1 - PLANS

         Development of comprehensive business and marketing plans including, but not limited to, a United States sales campaign ("Plans"), for the ORBCOMM System in the United States. Such Plans shall (a) be phased in time, (b) cover a minimum of 5 years, (c) be updated at least once every calendar year, and (d) recognize, identify and separately treat the different market segments for, and the different types of services using, the ORBCOMM System.

         Once each calendar quarter at a mutually agreeable time and place, the Operator shall provide to ORBCOMM a marketing and financial review that shall compare actual performance by the Operator under this Agreement against the applicable Plans and shall review anticipated marketing activity in the succeeding calendar quarter.

ITEM 2 - IMPLEMENTATION

         Implementation and execution of the Plans including, but not limited to, the establishment and management of (a) sales distribution networks, and
(b) marketing support programs, including advertising, trade shows and exhibits, merchandising programs, public relations, customer relations, special events and cooperative programs with equipment suppliers.

ITEM 3 - ANALYSES

         Generation and maintenance of market analyses of target market segments and applications where required to aid in the development and implementation of the Plans including, but not limited to, statistics relating to customer usage and demographics and customers by type of service and by distribution channel.

ITEM 4 - CUSTOMER SERVICE

         Establishment of a United States customer service organization that is capable of responding to customer inquiries regarding operation of the Phase lA System, pricing, service and subscriber terminals.





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
ITEM 5 - BRAND NAME AWARENESS

         Preparation and implementation of a brand name awareness plan for the United States. Such plan shall be prepared in coordination with other brand name plans that may be prepared by the Operator and/or ORBCOMM International for brand awareness outside the United States.

ITEM 6 - TECHNICAL SUPPORT TO CUSTOMERS

         The provision, either directly or indirectly, of technical resources to ensure the proper use by United States customers of their subscriber terminals, and to promote the applications development necessary to meet the needs of the United States market. This service shall be carried out in coordination with other similar services that may be carried out by the Operator and/or ORBCOMM International for the needs of markets outside the United States.

ITEM 7 - PROCUREMENT OF SUBSCRIBER TERMINALS

         The Operator shall procure a sufficient number of the developmental, preprototype, prototype and/or production models of the terminals from a sufficient number of the manufacturers to perform tests of the terminals and of the Phase lA System.





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
B.  INITIAL INTERNATIONAL MARKETING

         The Operator shall use all commercially reasonable efforts to provide the following initial international marketing services.

ITEM 1 - STRATEGY AND PLANS

         Completion of business and marketing plans ("Plans") including, but not limited to, an implementation strategy, for the ORBCOMM System outside the United States (the "Non-U.S. Area"). Such strategy and Plans shall (a) be phased in time, (b) cover a minimum of 5 years, and (c) recognize, identify and separately treat the different market segments for, and the different types of services, using the ORBCOMM System.

         Once each calendar quarter at a mutually agreeable time and place, the Operator shall provide to ORBCOMM a marketing review that shall compare actual performance by the Operator under this Agreement against the applicable strategy and Plans and shall review anticipated development activity in the succeeding calendar quarter.

ITEM 2 - IMPLEMENTATION PLANNING

         Implementation of the strategy and Plans including, but not limited to, the (a) establishment of an initial sales distribution network, (b) development of country marketing and business plans, and (c) execution of regulatory strategies.

ITEM 3 - ANALYSES

         In conjunction with candidate country operators, generate market analyses of target market segments and applications where required to aid in the development and implementation of country strategies and Plans.





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